UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):   March 21, 2011

Dresser-Rand Group Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10205 Westheimer Road, Houston, Texas	77042
112 Avenue Kleber, Paris, France	75784
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(713) 354-6100 (Houston)
33 156 26 71 71 (Paris)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On March 22, 2011, Dresser-Rand Group Inc. (the “Company”) completed an offering of $375 million in aggregate principal amount of its 6.50% Senior Subordinated Notes due 2021 (the “2021 Notes”) in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The 2021 Notes are guaranteed on a senior subordinated basis by the Company and each of the domestic subsidiaries of the Company that guarantee its obligations under its senior secured credit facility (the “Guarantors”).

The 2021 Notes were issued under an Indenture dated as of March 22, 2011 (the “Indenture”) among the Company, the Guarantors and Wilmington Trust Company, as trustee.  The 2021 Notes bear interest at a rate of 6.50% per annum and were priced at 100% of par.  The Company will pay interest on the 2021 Notes on May 1 and November 1 of each year commencing on May 1, 2011.  The 2021 Notes will mature on May 1, 2021.  The 2021 Notes are redeemable, in whole or in part, at any time on or after May 1, 2016 at the redemption prices specified in the Indenture.  Prior to May 1, 2016, the Company may redeem some or all of the 2021 Notes at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium as specified in the Indenture. The 2021 Notes are senior subordinated obligations of the Company and rank equally in right of payment with future senior subordinated indebtedness of the Company and the Guarantors.

The foregoing description of the 2021 Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

The holders of the 2021 Notes are entitled to the benefits of a Registration Rights Agreement dated March 22, 2011 (the “Registration Rights Agreement”), by and among the Company, the Guarantors and the initial purchasers listed therein.  Pursuant to the Registration Rights Agreement, the Company will be required to, in certain circumstances, exchange the 2021 Notes for a new issue of substantially identical notes registered under the Securities Act.  The Company and the Guarantors also may be required to file a shelf registration statement to cover resales of the 2021 Notes in certain circumstances.  However, the Company will not be required to effect such an exchange or file any shelf registration statement with respect to any 2021 Notes that are freely tradable by holders that are not affiliates of the Company pursuant to Rule 144 under the Securities Act on or before the date that is 400 days following the issue date of the 2021 Notes if (i) all restrictive legends born by the 2021 Notes on the issue date have been deemed removed pursuant to the terms of the Indenture and (ii) the depository has transferred the beneficial interest in the global notes representing the 2021 Notes to a security position bearing an unrestricted CUSIP. The Company expects that the 2021 Notes will become freely transferable by holders that are not affiliates of the Company pursuant to Rule 144 under the Securities Act before the date that is 400 days following the issue date of the 2021 Notes, and that the Company and the Guarantors will therefore not be required to effect an exchange offer for the 2021 Notes or make available any shelf registration statement with respect to the 2021 Notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Supplemental Indenture

In connection with the Company’s previously announced cash tender offer for any and all of its $370 million outstanding aggregate principal amount of 7-3/8% Senior Subordinated Notes due 2014 (the “2014 Notes”) and consent solicitation to amend certain provisions of the Indenture dated as of October 29, 2004 (as amended and supplemented, the “2014 Notes Indenture”) pursuant to which the 2014 Notes were issued, on March 21, 2011, the Company, the Guarantors and Wilmington Trust Company, as trustee under the 2014 Indenture, executed a Second Supplemental Indenture (the “Supplemental Indenture”).  The Supplemental Indenture was entered into to implement amendments for which consents from the holders of at least a majority in principal amount of the 2014 Notes were received in connection with the tender offer and consent solicitation. The Supplemental Indenture amends the 2014 Notes Indenture to eliminate most of the covenants, certain events of default applicable to the 2014 Notes and certain other provisions contained in the 2014 Notes Indenture and the 2014 Notes.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Accelerated Stock Buyback Agreement

On March 22, 2011, the Company entered into a Master Confirmation and Supplemental Confirmation (collectively, the “ASB Agreement”) with Goldman, Sachs & Co. (“Goldman”) relating to an accelerated stock buyback (“ASB”) program. Pursuant to the terms of the ASB Agreement, the Company will repurchase $80 million of its common stock from Goldman. As previously reported, the Company’s Board of Directors authorized a new stock repurchase program that would include the repurchase of approximately five million of the Company’s common shares in connection with its potential acquisition of Grupo Guascor.  In addition, the Company previously announced its intention to repurchase approximately $130 million of its common shares to complete its existing $200 million share repurchase authorization.  The Company also previously announced the entry into a $275 million accelerated stock buyback program on March 15, 2011 (the “$275 million ASB”).  Under the $275 million ASB, assuming existing market conditions continue, the Company expects to purchase at least the number of shares expected to be issued in the Grupo Guascor acquisition, assuming it closes.  However, the $275 million ASB is not conditioned upon the acquisition.  The current $80 million ASB, along with any shares repurchased under the $275 million ASB in excess of the five million shares expected to be issued in the Grupo Guascor acquisition, would be applied to the existing $200 million share repurchase authorization.

In connection with the ASB the Company will pay $80 million to Goldman in exchange for one or more deliveries of shares by Goldman of the Company’s outstanding common shares. A substantial majority of the shares owed to the Company by Goldman will be delivered to the Company on March 25, 2011. The specific number of shares that ultimately will be repurchased by the Company under the ASB will be based generally on the volume-weighted average share price of the Company’s common stock during the term of the ASB Agreement, less an agreed discount. The Company expects all ASB purchases to be completed during calendar year 2011, although the exact date of completion will depend on whether or when Goldman exercises an acceleration option that it has under the ASB Agreement. At settlement, the Company may be entitled to receive additional shares of common stock from Goldman or under certain circumstances may be required to issue additional shares or make a payment to Goldman at the Company’s option.

The ASB Agreement contains the principal terms and provisions governing the ASB, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the specific circumstances under which Goldman may delay any date of valuation or settlement under the ASB (such as upon the occurrence of certain market disruptions), the specific circumstances under which Goldman is permitted to make adjustments to the terms of the ASB or to terminate the ASB (such as upon the announcement of certain fundamental transactions affecting the Company), and various acknowledgements, representations and warranties made by the Company and Goldman to one another.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading “Indenture” in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

The information under the heading “Second Supplemental Indenture” in Item 1.01 of this Current Report is incorporated by reference into this Item 3.03.

Item 7.01.	Other Events.

On March 22, 2011, the Company issued a press release announcing the completion of the offering of the 2021 Notes. In this press release the Company also announced the early tender results of its previously announced cash tender offer and consent solicitation with respect to the 2014 Notes, and that it has accepted for payment all 2014 Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on March 21, 2011, namely $291,314,000 aggregate principal amount of the 2014 Notes. Based on such tenders, consents have been validly delivered and not validly revoked in respect of more than a majority of the outstanding principal amount of the 2014 Notes, which is sufficient to approve the proposed amendments to the 2014 Notes Indenture.  As a result, the Company, the guarantors of the 2014 Notes and the trustee under the 2014 Indenture executed the Supplemental Indenture as described above in Item 1.01. The withdrawal deadline has passed, and holders that have tendered 2014 Notes may no longer withdraw such 2014 Notes or revoke their related consents. The tender offer and consent solicitation is scheduled to expire at 12:00 midnight, New York City time, on April 4, 2011. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on March 22, 2011, the Company issued a press release announcing its entry into the ASB Agreement.  A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This report is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The Company is making the tender offer only by, and pursuant to, the terms and conditions of the Offer to Purchase and Consent Solicitation Statement dated March 8, 2011.

On March 23, 2011, the Company issued a press release announcing its call for redemption of the 2014 Notes.  A Notice of Redemption has been issued under the 2014 Notes Indenture and any 2014 Notes that remain outstanding on April 22, 2011 (the “Redemption Date”) will be redeemed at a redemption price of 102.458% of the face amount of the Notes, together with accrued and unpaid interest to, but not including, the Redemption Date.  A copy of this press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Copies of the press releases are furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate them by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated March 22, 2011, by and among Dresser-Rand Group Inc., the guarantors named therein and Wilmington Trust Company, as trustee.

4.2	Second Supplemental Indenture, dated as of March 21, 2011 among Dresser-Rand Group Inc., the guarantors named therein and Wilmington Trust Company, as trustee.

10.1	Registration Rights Agreement, dated March 22, 2011, by and among Dresser-Rand Group Inc., the guarantors named therein and the initial purchasers listed therein.

99.1	Press Release dated March 22, 2011.

99.2	Press Release dated March 22, 2011.

99.3	Press Release dated March 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

By:	/s/ Mark E. Baldwin
Name: Mark E. Baldwin
Title: Executive Vice President and Chief Financial Officer

Date: March 23, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated March 22, 2011, by and among Dresser-Rand Group Inc., the guarantors named therein and Wilmington Trust Company, as trustee.

4.2	Second Supplemental Indenture, dated as of March 21, 2011 among Dresser-Rand Group Inc., the guarantors named therein and Wilmington Trust Company, as trustee.

10.1	Registration Rights Agreement, dated March 22, 2011, by and among Dresser-Rand Group Inc., the guarantors named therein and the initial purchasers listed therein.

99.1	Press Release dated March 22, 2011.

99.2	Press Release dated March 22, 2011.

99.3	Press Release dated March 23, 2011.